SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 7, 2005 (December 2, 2005)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(214) 303-3400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 8, 2005, we announced the succession plan for the President of our Dairy Group. Alan Bernon, currently Chief Operating Officer of the Northeast Region of our Dairy Group, will become President of our Dairy Group effective January 1, 2006. Pete Schenkel, current President of the Dairy Group, will resign from his position effective January 1, 2006. On December 2, 2006, we entered into an employment agreement (the “Employment Agreement”) with Mr. Schenkel pursuant to which he will become Vice Chairman of our Board of Directors effective January 1, 2006, assisting in the transition of leadership of the Dairy Group through the end of 2007. We also simultaneously entered into an Independent Contractor and Noncompetition Agreement (the “Consulting and Noncompetition Agreement”) with Mr. Schenkel under which we will generally retain access to his services through December 31, 2009, and he has agreed to certain restrictive covenants that will preclude him from competing with us or otherwise interfere with our relationships with our customers and employees.
Employment Agreement
     Mr. Schenkel’s term as Vice Chairman is expected to continue through December 31, 2007, at which time he will resign as Vice Chairman and as an employee. The Employment Agreement, however, permits Mr. Schenkel to retire prior to December 31, 2007 by providing us at least 10 days’ notice (the date he retires as Vice Chairman, whether on or before December 31, 2007, is referred to herein as the “Resignation Date”).
     During the period Mr. Schenkel serves as Vice Chairman, Mr. Schenkel will assist with various strategic, budgeting and organizational matters pertaining to the Dairy Group and work to facilitate a smooth transition of his responsibilities and customer relationships to his successor. Mr. Schenkel’s term as a director expires in 2006, so that his ability to continue to serve as Vice Chairman is subject to his being nominated and re-elected to the Board by our shareholders. Should he not be nominated or elected for another term, however, he will still continue as an employee through December 31, 2007, serving as a senior advisor with similar responsibilities.
     For his services during his continued employment, we will pay Mr. Schenkel an annual base salary of $500,000 for 2006 and $350,000 for 2007, provided he does not resign earlier. His target bonus will be 50% of his base annual salary for each year (prorated to reflect his actual period of employment if he resigns prior to the end of the year). Payment of his bonus will be subject to the achievement of certain operating and other individual targets to be established by our Board of Directors, all as set forth in our Executive Incentive Compensation Plan. In January 2006, we will grant him stock options with a value of not less than $3,200,000, which shall be determined using the Black Scholes valuation method or such other practices and policies that we may use with respect to the administration of our equity compensation plans for senior executives. The exercise price of the options will be the closing price of our stock on the day prior to the date of grant, and they will vest in equal installments over a 5-year period, beginning on the date of grant, subject to any earlier vesting that may occur in the event of a change in control of our company. Continued vesting of the options granted in 2006 is expressly contingent on Mr. Schenkel’s continuing compliance with the restrictive covenants contained in the Consulting and Noncompetition Agreement. Any portion of the options that vest prior to the termination of Mr. Schenkel’s employment shall remain exercisable for a period of no less than 12 months following termination of his employment, unless he is terminated for cause (as defined in the Employment Agreement), in which case they will be exercisable only for as long as provided in the award agreement. If his employment is terminated for cause, any unvested options will be forfeited.
     Through the Resignation Date, Mr. Schenkel will continue to be eligible to participate in all employee benefit plans that are available to our senior-level executives and to receive all other benefits currently provided to him. Stock options and other equity-based awards granted to Mr. Schenkel prior to January 1, 2006 will fully vest on the Resignation Date, subject to any earlier vesting provided for in such agreements or in the Change in Control Agreement entered into between us and Mr. Schenkel on and as of January 1, 2003, and thereafter they will expire according to the terms of our long-term incentive plans and Mr. Schenkel’s award agreements.
     We may terminate Mr. Schenkel’s employment at any time with or without cause, except that we may not terminate his employment without cause prior to March 31, 2006. If, prior to the Resignation Date, we terminate his employment for any reason other than for cause, of if Mr. Schenkel terminates his employment for good reason (as defined in the Employment Agreement): (1) he will receive a lump sum payment equal to the base salary and target bonuses to which he would otherwise have been entitled through December 31, 2007 and the payments that would have been payable to him through December 31, 2012 under the Consulting and Noncompetition Agreement, less lawful deductions, (2) any unvested portion of his stock options granted in 2006 will continue to vest in equal installments after his termination, and shall remain exercisable for a period of no less than twelve (12) months from their vest date, and (3) he will be paid his accrued and any unpaid base salary and target bonus through the date of termination. In addition, he will have no obligation following his termination to provide us the advisory services contemplated in the Consulting and Noncompetition Agreement and his obligations with regard to the noncompetition and nonsolicitation covenants in the Consulting and Noncompetition Agreement will cease as of the date of such termination.
     If his employment is terminated for cause, (1) he will be paid any accrued and any unpaid base salary through the date of termination (but no other severance or other payment will be made), and any unvested portion of his stock options granted in 2006 will be automatically forfeited; (2) any portion of his stock options granted in 2006 which are vested prior to his termination for cause shall remain exercisable for the period specified above; and (3) he shall have no obligation following his termination to provide us the advisory services contemplated in the Consulting and Noncompetition Agreement, and we shall have no obligation to pay him the fees for his consulting services under such Agreement, including any of the benefits that would have otherwise been made available to him following the Resignation Date pursuant to such Agreement.

Consulting and Noncompetition Agreement
     Pursuant to the Consulting and Noncompetition Agreement, Mr. Schenkel has agreed to provide general advice and consultation to our Chief Executive Officer and to the Dairy Group President on matters of strategy and execution, and to provide assistance with respect to such specific operating initiatives as may be required from time to time, from the Resignation Date until December 31, 2009. For his services under the Consulting and Noncompetition Agreement, we will pay Mr. Schenkel at the rate of $200,000 per year. We will also provide him with a continued car allowance, reimbursement of expenses, club membership, office and secretarial assistance, and other perquisites and benefits currently provided to him. In the event that his employment under the Employment Agreement is terminated by us without cause or by Mr. Schenkel for good reason or the advisory period contemplated by the Consulting Agreement is ended by us prior to December 31, 2009 and, in any such case, he has not breached any of his obligations in the Consulting and Noncompetition Agreement, we will pay him a single lump sum payment, six months and one day after his termination, equal to the aggregate amount of the fees that would have been payable during the remainder of the advisory period contemplated by the Consulting and Noncompetition Agreement.
     The Consulting and Noncompetion Agreement also contains Mr. Schenkel’s agreement (1) to maintain the confidentiality of our trade secrets and other confidential information, (2) not to compete with our dairy operations for a period of 2 years after the termination of his services (including his services under the Consulting and Noncompetition Agreement), and (3) not to solicit or interfere with our relationships with our employees or our customers. In consideration for the confidentiality, non-compete and non-solicit agreements, we will pay Mr. Schenkel $280,000 on January 2, 2006, and $425,000 on each of January 2, 2007, January 2, 2008, January 2, 2009, January 2, 2010, January 2, 2011 and January 2, 2012. As noted above in the description of his Employment Agreement, any unpaid installments will be paid in a lump sum in the event of Mr. Schenkel’s termination of his employment under the Employment Agreement by us without cause or by him for good reason. Such unpaid amounts will also be paid in a lump sum in the event of his death.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 7, 2005	DEAN FOODS COMPANY

	By:	/s/ Lisa N. Tyson

Lisa N. Tyson Senior Vice President and Deputy General Counsel